24(b)(4)(a)(i)

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)              (JOHN HANCOCK(R) LOGO)
A STOCK COMPANY

OVERNIGHT MAILING ADDRESS:   ANNUITY SERVICE OFFICE:       HOME OFFICE
   [601 Congress Street          [P.O. Box 55230       Bloomfield Hills, MI
  Boston, MA 02110-2805]      Boston, MA 02205-5230
                                 1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

                             TEN DAY RIGHT TO REVIEW

THE CONTRACT OWNER MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US, WE WILL PAY THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US, TO THE OWNER.

WHEN THE CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (I) CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US OR (II) SUM OF ALL PAYMENTS.

     SIGNED FOR THE COMPANY at Boston, Massachusetts, on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 7.1


[/s/ James R. Boyle]                    [/s/ Emanuel Alves]
 President                               Secretary

        Flexible Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

INTRODUCTION

VENTURE.100                                                               SAMPLE

This is a flexible payment deferred combination fixed and variable annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of your Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
SPECIFICATIONS PAGE .....................................................    S.1
PART  1 - DEFINITIONS ...................................................    1.1
PART  2 - GENERAL PROVISIONS ............................................    2.1
PART  3 - OWNERSHIP .....................................................    3.1
PART  4 - BENEFITS ......................................................    4.1
PART  5 - PAYMENTS ......................................................    5.1
PART  6 - VARIABLE ACCOUNT PROVISIONS ...................................    6.1
PART  7 - FIXED ACCOUNT PROVISIONS ......................................    7.1
PART  8 - ANNUITY PROVISIONS ............................................    8.1
PART  9 - TRANSFERS .....................................................    9.1
PART 10 - WITHDRAWAL PROVISIONS .........................................   10.1
PART 11 - FEES AND DEDUCTIONS ...........................................   11.1
PART 12 - LOAN PROVISIONS ...............................................   12.1
PART 13 - PAYMENT OF CONTRACT BENEFITS ..................................   13.1
TABLE OF ANNUITY PAYMENT RATES ..........................................    T.1

VENTURE.100                                                               SAMPLE

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:    [QUALIFIED]       MATURITY DATE:               [07/25/2027]
CONTRACT DATE:      [07/25/1997]       CONTRACT NUMBER:              [000000005]
INITIAL PAYMENT:     [$3,500.00]       GOVERNING LAW:                       [GA]
OWNER:                [JOHN DOE]       CO-OWNER:                             [ ]
ANNUITANT:            [JOHN DOE]       OWNER'S AGE:                         [46]
CO-ANNUITANT:                [ ]       ANNUITY OPTION:    [Life 10-Year Certain]

PLAN                             [Venture III]

MINIMUM GUARANTEED INTEREST      [3.0%] per year
RATE ON FIXED ACCOUNTS

ASSET FEE                        [2.00% years 1-7]
                                 [1.85% years 8+]

ANNUAL FEE                       [$30.00(1)]

                                 [(1) Prior to the Maturity Date, when the
                                      Annual Administration Fee is to be
                                      assessed, if the sum of all your
                                      Investment Accounts exceeds $100,000, the
                                      Annual Administration Fee will be waived.]

MINIMUM DEATH BENEFIT            [The sum of all Payments made, less any amount
                                 deducted in connection with partial
                                 withdrawals.

                                 For purposes of calculating the Minimum Death
                                 Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times
                                 (ii), where (i) is equal to the Minimum Death
                                 Benefit prior to the withdrawal, and (ii) is equal to the partial withdrawal amount divided by the Contract Value prior to the partial withdrawal.]

PAYMENT LIMITS                   [The initial Payment is shown above. Additional
                                 Payments may be made at any time. However, each
                                 additional Payment must be at least [$30]. If a
                                 Payment would cause the Contract Value to
                                 exceed [$1,000,000], or the Contract Value
                                 already exceeds [$1,000,000], no additional
                                 Payments will be accepted without our prior
                                 approval.]

[RESTRICTED RENEWAL              [If renewals to fixed Investment Options are
TRANSFER PORTFOLIO]              restricted, the renewal amount will be
                                 automatically transferred into the Money Market
                                 Portfolio, unless you specify otherwise.]

SP.VEN100.06                                                     [[S.1]National]

TRANSFER CHARGES AND             [We reserve the right to impose a transaction
LIMITATIONS - BEFORE             charge for transfers.] [In the event a charge
MATURITY DATE                    is imposed, it will not exceed the lesser of
                                 $25.00 or 2% of the amount of each transfer.]

                                 [We reserve the right to limit the amount of the transfer and the maximum number of transfers that can be made.]

                                 [You must transfer at least [$300] or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than [$100], then we will transfer the entire amount instead of the requested amount.]

                                 [Should we limit the maximum number of
                                 transfers that can be made per Contract Year, that limit will be no less than one per month or six at any time within a Contract Year]

TRANSFER CHARGES AND             [We reserve the right to limit the maximum
LIMITATIONS - ON OR AFTER        number of transfers you may make per Contract
MATURITY DATE                    Year after variable annuity payments have
                                 begun.]

                                 [If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than 4.]

LIMITATIONS ON AMOUNT OF         [Any withdrawal from an Investment Account must
PARTIAL WITHDRAWALS              be at least [$300] or the entire balance of the
                                 Investment Account, if less. If after the
                                 withdrawal, the amount remaining in that
                                 Investment Account is less than [$100], then we
                                 will consider the withdrawal request to be a
                                 request for withdrawal of the entire amount
                                 held in the Investment Account. If a partial
                                 withdrawal would reduce the Contract Value to
                                 less than [$300], or if the amount requested is
                                 greater than or equal to the amount available
                                 as a total withdrawal, then we will treat the
                                 partial withdrawal request as a total
                                 withdrawal of the Contract Value.]

TABLE OF WITHDRAWAL CHARGES       [Number of Complete Years
                                     Payment has been in      [Withdrawal Charge
                                          Contract]               Percentage]
                                  -------------------------   ------------------
                                             [0]                     [7%]
                                             [1]                     [6]
                                             [2]                     [5]
                                             [3]                     [4]
                                             [4]                     [3]
                                             [5+]                    [0]

                                 Withdrawal charges are applied to liquidated purchase payments. Purchase payments are liquidated when the amount of a withdrawal during a Contract Year exceeds the free withdrawal amount for that year. The amount of the payments liquidated equals the amount of the withdrawal in excess of the free withdrawal amount. A total withdrawal liquidates all unliquidated purchase payments.

FREE WITHDRAWAL AMOUNT           [The Free Withdrawal Amount is defined as the
                                 greater of:

                                      (a)  the excess of the Contract Value on
                                           the date of withdrawal over the
                                           unliquidated Payments, or

                                      (b)  the excess of (i) over (ii), where:

                                           (i)  equals 10% times the total
                                                Payments; and

                                           (ii) equals 100% of all prior partial
                                                withdrawals, in that Contract
                                                Year.]

SP.VEN100.06                                                     [[S.2]National]

INITIAL ALLOCATION OF NET
PAYMENT:                         (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS:                  INITIAL      INITIAL GUARANTEE
                                        INTEREST RATE     PERIOD EXPIRES

VARIABLE INVESTMENT OPTIONS:

[MID CAP CORE]                   [100.00%]

TOTAL                             100.00%

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]

SP.VEN100.06                                                     [[S.3]National]

                          AVAILABLE INVESTMENT OPTIONS

[FIXED INVESTMENT OPTIONS]
[One Year fixed]

[VARIABLE INVESTMENT OPTIONS]

     [Science & Technology]           [Income & Value]
     [Pacific Rim Emerging Markets]   [Global Allocation]
     [Health Sciences]                [High Yield]
     [Small Cap Growth]               [Global Bond]
     [Mid Cap Stock]                  [Investment Quality Bond]
     [Natural Resources]              [Total Return]
     [Financial Services]             [American Bond]
     [International Opportunities]    [U.S. Government Securities]
     [International Small Cap]        [Money Market]
     [AF International]
     [International Value]            LIFESTYLE PORTFOLIOS:
     [International Stock]                 [Aggressive]
     [Mid Cap Core]                        [Growth]
     [Cap App]                             [Balanced]
     [AF Growth Fund]                      [Moderate]
     [Blue Chip Growth]                    [Conservative]
     [U.S. Large Cap]
     [Core Equity]                    INDEX PORTFOLIOS:
     [Classic Value]                       [Small Cap]
     [Real Estate Securities]              [International]
     [Small Cap Opportunities]             [Mid Cap]
     [Small Company Value]                 [Total Stock Market]
     [Value]                               [500]
     [Fundamental Value]                   [Index Allocation]
     [AF Growth-Income]
     [Equity-Income]

SP.VEN100.06                                                     [[S.4]National]

                             BENEFICIARY INFORMATION

[JANE DOE]

SP.VEN100.06                                                     [[S.5]National]

PART 1                           DEFINITIONS
------                           -----------
WE AND YOU                       "We", "us" and "our" means John Hancock Life
                                 Insurance Company (U.S.A.). "You" or "your"
                                 means the Owner of this Contract.

ACCUMULATION UNIT                A unit of measure that is used to calculate the
                                 value of the variable portion of this Contract
                                 before the Maturity Date.

ANNUITANT                        Any individual person or persons whose life is
                                 used to determine the duration of annuity
                                 payments involving life contingencies. The
                                 Annuitant is as designated on the
                                 Specifications Page, unless changed.

ANNUITY OPTION                   The method selected by you for annuity payments
                                 made by us.

ANNUITY SERVICE OFFICE           Any office designated by us for the receipt of
                                 Payments and processing of Owner requests.

ANNUITY UNIT                     A unit of measure that is used after the
                                 Maturity Date to calculate Variable Annuity
                                 payments.

BENEFICIARY                      The person, persons or entity to whom certain
                                 benefits are payable following the death of an
                                 Owner, or in certain circumstances, an
                                 Annuitant.

CONTRACT ANNIVERSARY             The anniversary of the Contract Date.

CONTRACT DATE                    The date of issue of this Contract as
                                 designated on the Specifications Page.

CONTRACT VALUE                   The total of your Investment Account Values
                                 and, if applicable, any amount in the Loan
                                 Account attributable to your Contract.

CONTRACT YEAR                    The period of twelve consecutive months
                                 beginning on the Contract Date or any
                                 anniversary thereafter.

CONTINGENT BENEFICIARY           The person, persons or entity who becomes the
                                 Beneficiary if the Beneficiary is not alive.

DEBT Any amounts in the Loan Account attributable to your Contract plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

ENDORSEMENT                      An Endorsement modifies the contract to which
                                 it is attached. Endorsements must be signed by
                                 an officer of the Company in order to be
                                 effective.

FIXED ANNUITY                    An Annuity Option with payments which are
                                 predetermined and guaranteed as to dollar
                                 amount.

GENERAL ACCOUNT                  All the assets of John Hancock Life Insurance
                                 Company (U.S.A.) other than assets in separate
                                 accounts.

INTERNAL REVENUE CODE (IRC)      The Internal Revenue Code of 1986, as amended
                                 from time to time, and any successor statute of
                                 similar purposes.

INVESTMENT ACCOUNT               An account established by us which represents
                                 your interest in an Investment Option prior to
                                 the Maturity Date.

INVESTMENT ACCOUNT VALUE         The value of your investment in an Investment
                                 Account.

INVESTMENT OPTIONS               The Investment Options can be either fixed or
                                 variable. The Investment Options available
                                 under this Contract are shown on the
                                 Specifications Page.

LOAN ACCOUNT                     The portion of the General Account that is used
                                 for collateral when a loan is taken.

VENTURE.100.P01V00                                                        SAMPLE


                                       1.1

MATURITY DATE                    The date on which annuity benefits commence. It
                                 is the date specified on the Specifications
                                 Page, unless changed.

NET PAYMENT                      The Payment less the amount of premium tax, if
                                 any, deducted from the Payment.

NON-QUALIFIED CONTRACTS          Contracts which are not issued under Qualified
                                 Plans.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO OR TRUST PORTFOLIO     A separate portfolio of Manufacturers
                                 Investment Trust, a mutual fund in which the
                                 Variable Account invests, or a portfolio of any
                                 other mutual fund in which the Variable Account
                                 invests.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract.
                                 A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

QUALIFIED CONTRACTS              Contracts issued under Qualified Plans.

QUALIFIED PLANS                  Retirement plans which receive favorable tax
                                 treatment under sections 401, 403, 408 or 457,
                                 of the Internal Revenue Code of 1986, as
                                 amended.

SEPARATE ACCOUNT                 A segregated account of The Manufacturers Life
                                 Insurance Company (U.S.A.) that is not
                                 commingled with our general assets and
                                 obligations.

SUB-ACCOUNT(S)                   One or more of the Sub-Accounts of the Variable
                                 Account. Each Sub-Account is invested in shares
                                 of a different Trust Portfolio.

VALUATION DATE                   Any date on which the New York Stock Exchange
                                 is open for business and the net asset value of
                                 a Trust Portfolio is determined.

VALUATION PERIOD                 Any period from one Valuation Date to the next,
                                 measured from the time on each such date that
                                 the net asset value of each Portfolio is
                                 determined.

VARIABLE ACCOUNT                 John Hancock Life Insurance Company (U.S.A.)
                                 Separate Account H.

VARIABLE ANNUITY                 An Annuity Option with payments which: (1) are
                                 not predetermined or guaranteed as to dollar
                                 amount; and (2) vary in relation to the
                                 investment experience of one or more specified
                                 variable Sub-Accounts.

VENTURE.100.P01V00                                                        SAMPLE


                                       1.2

PART 2                           GENERAL PROVISIONS
------                           ------------------
ENTIRE CONTRACT                  The entire Contract consists of this Contract,
                                 Endorsements and Riders, if any, and the
                                 application, if one is attached to this
                                 Contract. Only the President, a Vice President,
                                 or the Secretary of the Company has authority
                                 to agree on our behalf to any alteration of the
                                 Contract or to any waiver of our rights or
                                 requirements. The change or waiver must be in
                                 writing.

                                 The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                     We will not change or modify this Contract
                                 without your consent except as may be required
                                 to make it conform to any applicable law or
                                 regulation or any ruling issued by a government
                                 agency; or unless we have reserved the right to
                                 change the terms herein.

BENEFICIARY                      The Beneficiary is as designated on the
                                 Specifications Page, unless changed. However,
                                 if there is a surviving Owner, that person will
                                 be treated as the Beneficiary. If no such
                                 Beneficiary is living, the Beneficiary is the
                                 "Contingent Beneficiary". If no Beneficiary or
                                 Contingent Beneficiary is living, the
                                 Beneficiary is the estate of the deceased
                                 Owner.

CHANGE IN MATURITY DATE          Prior to the Maturity Date, an Owner may
                                 request in writing a change of the Maturity
                                 Date. Any extension of the Maturity Date will
                                 be subject to our prior approval.

ASSIGNMENT                       You may assign this Contract at any time prior
                                 to the Maturity Date. No assignment will be
                                 binding on us unless it is written in a form
                                 acceptable to us and received at our Annuity
                                 Service Office. We will not be liable for any
                                 payments made or actions we take before the
                                 assignment is accepted by us. An absolute
                                 assignment will revoke the interest of any
                                 revocable Beneficiary. We will not be
                                 responsible for the validity of any assignment.

CLAIMS OF CREDITORS              To the extent permitted by law, no benefits
                                 payable under this Contract will be subject to
                                 the claims of your, the Beneficiary's, or the
                                 Annuitant's creditors.

MISSTATEMENT AND PROOF OF AGE,   We may require proof of age, sex or survival of
SEX OR SURVIVAL                  any person upon whose age, sex or survival any
                                 payments depend. If the age or sex of the
                                 Annuitant has been misstated, the benefits will
                                 be those which the Payments would have provided
                                 for the correct age and sex. If we have made
                                 incorrect annuity payments, the amount of any
                                 underpayment will be paid immediately. The
                                 amount of any overpayment will be deducted from
                                 future annuity payments.

VENTURE.100.P02V00                                                        SAMPLE


                                       2.1

ADDITION, DELETION OR            We reserve the right, subject to compliance
SUBSTITUTION OF INVESTMENT       with applicable law, to make additions to,
OPTIONS                          deletions from, or substitutions for the
                                 Portfolio shares that are held by the Variable
                                 Account or that the Variable Account may
                                 purchase. We reserve the right to eliminate the
                                 shares of any of the eligible Portfolios and to
                                 substitute shares of another Portfolio of the
                                 Trust, or of another open-end registered
                                 investment company, if the shares of any
                                 eligible Portfolio are no longer available for
                                 investment, or if in our judgment further
                                 investment in any eligible Portfolio should
                                 become inappropriate in view of the purposes of
                                 the Variable Account. We will not substitute
                                 any shares attributable to your interest in a
                                 Sub-Account without notice to you and prior
                                 approval of the Securities and Exchange
                                 Commission to the extent required by the
                                 Investment Company Act of 1940. Nothing
                                 contained herein shall prevent the Variable
                                 Account from purchasing other securities for
                                 other series or classes of contracts, or from
                                 effecting a conversion between shares of
                                 another open-end investment company.

                                 We reserve the right, subject to compliance with applicable law, to establish additional
                                 Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing
                                 Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another
                                 Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING                Your Contract is non-participating and will not
                                 share in our profits or surplus earnings. We
                                 will pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law in the time periods required by such laws.

INSULATION                       The portion of the assets of the Variable
                                 Account equal to the reserves and other
                                 contract liabilities with respect to such
                                 account are not chargeable with liabilities
                                 arising out of any other business we may
                                 conduct. Moreover, the income, gains and
                                 losses, realized or unrealized, from assets
                                 allocated to the Variable Account shall be
                                 credited to or charged against such account
                                 without regard to our other income, gains or
                                 losses.

CURRENCY AND PLACE OF PAYMENTS   All payments made to or by us shall be made in
                                 the lawful currency of the United States of
                                 America at the Annuity Service Office or
                                 elsewhere if we consent.

NOTICES AND ELECTIONS            To be effective, all notices and elections you
                                 make under this Contract must be in writing,
                                 signed by you and received by us at the Annuity
                                 Service Office. Unless otherwise provided in
                                 this Contract, all notices, requests and
                                 elections will be effective when received by us
                                 at our Annuity Service Office, complete with
                                 all necessary information and your signature.

GOVERNING LAW                    This Contract will be governed by the laws of
                                 the jurisdiction indicated on the
                                 Specifications Page.

SECTION 72(S) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal
                                 Revenue Code.

VENTURE.100.P02V00                                                        SAMPLE


                                       2.2

PART 3                           OWNERSHIP
------                           ---------
GENERAL                          Before the Maturity Date, the Owner of this
                                 Contract shall be the person, persons or entity
                                 designated on the Specifications Page or the
                                 latest change filed with us. On the Maturity
                                 Date the Annuitant becomes the Owner of this
                                 Contract. If amounts become payable to the
                                 Beneficiary under this Contract, the
                                 Beneficiary becomes the Owner of this Contract.

CHANGE OF OWNER, ANNUITANT,      Subject to the rights of an irrevocable
BENEFICIARY                      Beneficiary, you may change the Owner,
                                 Annuitant, or Beneficiary by written request in
                                 a form acceptable to us and which is received
                                 at our Annuity Service Office. The Annuitant
                                 may not be changed after the Maturity Date. You
                                 need not send us the Contract unless we request
                                 it. Any change must be approved by us. If
                                 approved, any change of Beneficiary will take
                                 effect on the date the request is signed. If
                                 approved, any change of Owner or Annuitant will
                                 take effect on the date we received the request
                                 at the Annuity Service Office. We will not be
                                 liable for any payments or actions we take
                                 before the change is approved.

                                 The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                                 Part 4, Benefits, Death Benefit Before Maturity
                                 Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death
                                 Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death
                                 Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                                 If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

VENTURE.100.P03V00                                                        SAMPLE


                                       3.1

PART 4                           BENEFITS
------                           --------
ANNUITY BENEFITS                 We will pay a monthly income to the Annuitant,
                                 if living, on the Maturity Date. Payments can
                                 be fixed or variable, or a combination of fixed
                                 and variable. Annuity benefits will commence on
                                 the Maturity Date and continue for the period
                                 of time provided for under the Annuity Option
                                 indicated on the Specifications Page. On or
                                 before to the Maturity Date, you may change the
                                 Annuity Option.

                                 You may select a Fixed or Variable Annuity.
                                 Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date.
                                 Once annuity payments commence, the Annuity
                                 Option may not be changed.

                                 The method used to calculate the amount of the initial and subsequent payments is described under the Part 8, Annuity Provisions, of this Contract.

                                 We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

DEATH BENEFIT BEFORE             A Death Benefit will be determined as of the
MATURITY DATE                    date on which written notice and proof of death
                                 and all required claim forms are received at
                                 the Company's Annuity Service Office as
                                 follows:

                                 The Death Benefit will be determined as the greater of the Contract Value or the Minimum
                                 Death Benefit described on the Specifications
                                 Page.

                                 If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                                 We will permit the Owner to limit the Death
                                 Benefit option(s) to be offered any named
                                 Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                                 DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new
                                 Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                                 DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                 (a)  The Beneficiary becomes the Owner.

                                 (b) The excess, if any, of the Death Benefit over the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                                 (c) No additional Payments may be applied to the Contract.

                                 (d)  If the Beneficiary is not the deceased
                                      Owner's spouse, the entire interest in the Contract must be distributed under one of the following options:

VENTURE.100.P04V00                                                        SAMPLE


                                       4.1

                                      (i)  The entire interest in the Contract
                                           must be distributed over the life of
                                           the Beneficiary, or over a period not
                                           extending beyond the life expectancy
                                           of the Beneficiary, with
                                           distributions beginning within one
                                           year of the Owner's death; or

                                      (ii) the entire interest in the Contract
                                           must be distributed within 5 years of
                                           the Owner's Death.

                                      If the Beneficiary dies before the
                                      distributions required by (i) or (ii) are complete, the entire remaining Contract
                                      Value must be distributed in a lump sum
                                      immediately.

                                 e) If the Beneficiary is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new
                                      Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                                 (f) Withdrawal Charges will be waived on any withdrawals.

                                 If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER        If annuity payments have been selected based on
MATURITY DATE                    an Annuity Option providing for payments for a
                                 guaranteed period, and the Annuitant dies on or
                                 after the Maturity Date, we will make the
                                 remaining guaranteed payments to the
                                 Beneficiary. Any remaining payments will be
                                 made as rapidly as under the method of
                                 distribution being used as of the date of the
                                 Annuitant's death. If no Beneficiary is living,
                                 we will commute any unpaid guaranteed payments
                                 to a single sum (on the basis of the interest
                                 rate used in determining the payments) and pay
                                 that single sum to the estate of the last to
                                 die of the Annuitant and the Beneficiary.

PROOF OF DEATH                   Proof of death is required upon the death of
                                 the Annuitant or the Owner. Proof of death is
                                 one of the following received at the Annuity
                                 Service Office:

                                 (a)  A certified copy of a death certificate.

                                 (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                                 (c)  Any other proof satisfactory to us.

VENTURE.100.P04V00                                                        SAMPLE


                                       4.2

PART 5                           PAYMENTS
------                           --------
GENERAL                          All Payments under this Contract are payable at
                                 our Annuity Service Office or such other place
                                 as we may designate. Payment Limits are
                                 identified on the Specifications Page.

NONPAYMENT OF PAYMENTS FOR TWO   If, prior to the Maturity Date, no Payments
YEARS                            have been made for two consecutive Contract
                                 Years, and if both:

                                 (a) the total Payments made, less any partial withdrawals, are less then $2,000; and

                                 (b) the Contract Value at the end of such two year period is less than $2,000;

                                 We may cancel this Contract and pay you the Contract Value (measured as of the Valuation
                                 Period during which the cancellation occurs), less the Debt and Annual Administration Fee.

ALLOCATION OF NET PAYMENTS       When we receive Payments, the Net Payments will
                                 be allocated among Investment Options in
                                 accordance with the allocation percentages
                                 shown on the Specifications Page. You may
                                 change the allocation of subsequent Net
                                 Payments at any time, without charge, by giving
                                 us written notice in a form acceptable to us.

VENTURE.100.P05V00                                                        SAMPLE


                                       5.1

PART 6                           VARIABLE ACCOUNT PROVISIONS
------                           ---------------------------
INVESTMENT ACCOUNT               We will establish a separate Investment Account
                                 for you for each variable Investment Option to
                                 which you allocate amounts. The Investment
                                 Account represents the number of your
                                 Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE         The Investment Account Value of an Investment
                                 Account is determined by (a) times (b) where:

                                 (a)  equals the number of Accumulation Units
                                      credited to the Investment Account; and,

                                 (b)  equals the value of the appropriate
                                      Accumulation Unit.

ACCUMULATION UNITS               We will credit Net Payments to your Investment
                                 Accounts in the form of Accumulation Units. The
                                 number of Accumulation Units to be credited to
                                 each Investment Account of the Contract will be
                                 determined by dividing the Net Payment
                                 allocated to that Investment Account by the
                                 Accumulation Unit value for that Investment
                                 Account.

                                 Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION UNIT       The Accumulation Unit value for a particular
                                 Investment Account for any Valuation Period is
                                 determined by multiplying the Accumulation Unit
                                 value for the immediately preceding Valuation
                                 Period by the "net investment factor" for the
                                 Valuation Period for which the value is being
                                 determined. The value of an Accumulation Unit
                                 may increase, decrease or remain the same from
                                 one Valuation Period to the next.

NET INVESTMENT FACTOR            The net investment factor is an index that
                                 measures the investment performance of a
                                 Sub-Account from one Valuation Period to the
                                 next. The net investment factor for any
                                 Valuation Period is determined by dividing (a)
                                 by (b) and subtracting (c) from the result
                                 where:

                                 (a)  is the net result of:

                                      1)  the net asset value per share of a
                                          Portfolio share held in the
                                          Sub-Account determined as of the end
                                          of the current Valuation Period, plus:

                                      2)  the per share amount of any dividend
                                          or capital gain distributions made by
                                          the Portfolio on shares held in the
                                          Sub-Account if the "ex-dividend" date
                                          occurs during the current Valuation
                                          Period, and

                                 (b)  is the net asset value per share of a
                                      Portfolio share held in the Sub-Account
                                      determined as of the end of the
                                      immediately preceding Valuation Period,
                                      and

                                 (c)  is the Asset Fee shown on the
                                      Specifications Page.

                                 The net investment factor may be greater or less than, or equal to, one.

VENTURE.100.P06V00                                                        SAMPLE


                                       6.1

PART 7                           FIXED ACCOUNT PROVISIONS
------                           ------------------------
INVESTMENT ACCOUNT               We will establish a separate Investment Account
                                 for you each time you allocate amounts to a
                                 fixed Investment Option. Amounts invested in
                                 these Investment Accounts will earn interest at
                                 the guaranteed rate in effect on the date the
                                 amounts are allocated for the duration of the
                                 guarantee period.

                                 We will determine the guaranteed rates from time to time for Net Payments, renewal amounts and amounts transferred to a fixed Investment
                                 Option.

                                 We reserve the right to restrict Payments, renewals and transfers to the fixed Investment
                                 Options if the effective annual rate of
                                 interest that would apply to the Payment, renewal or transfer is equal to the Minimum
                                 Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications Page.

GUARANTEE PERIODS                For any amounts allocated to the fixed
                                 Investment Options, you have the choice of the
                                 guarantee periods available as shown on the
                                 Specifications Page. The amount can be
                                 allocated into any combination of the fixed
                                 Investment Options offered under this Contract.

                                 Separate Investment Accounts will be
                                 established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS                         The renewal amount is the Investment Account
                                 Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment
                                 Option at the end of the guarantee period, unless you specify otherwise. If renewals to fixed Investment Options are restricted, the renewal amount will be automatically transferred into the Restricted Renewal
                                 Transfer Portfolio as described on the
                                 Specifications Page, unless you specify
                                 otherwise. If renewal in a particular
                                 Investment Option would result in the guarantee period for that Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option.
                                 The renewal amount will be applied to the longest guarantee period of a fixed Investment
                                 Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE         The amount in the fixed Investment Accounts
                                 will accumulate at a rate of interest
                                 determined by us and in effect on the date the
                                 amount is allocated to the Investment Account.
                                 The Investment Account Value is the accumulated
                                 value of the amount invested in the Investment
                                 Account reduced by any withdrawals, loans,
                                 transfers or charges taken from the Investment
                                 Account. In no event will the sum of the
                                 Investment Account Values for all fixed
                                 Investment Options be less than the Minimum
                                 Investment Account Value.

MINIMUM INVESTMENT ACCOUNT       The Minimum Investment Account Value is the sum
VALUE                            of the amounts allocated to all fixed
                                 Investment Accounts reduced by any withdrawals,
                                 loans, transfers or charges taken from all
                                 fixed Investment Accounts, accumulated at the
                                 Minimum Guaranteed Interest Rate on Fixed
                                 Accounts, as specified on the Specifications
                                 Page.

VENTURE.100.P07V00                                                        SAMPLE


                                       7.1

PART 8                           ANNUITY PROVISIONS
------                           ------------------
VARIABLE ANNUITY PAYMENTS        The amount of the first Variable Annuity
                                 payment is determined by applying the portion
                                 of the Contract Value used to effect a Variable
                                 Annuity (minus any applicable premium taxes) to
                                 the appropriate table(s) contained in this
                                 Contract. If the table in use by us on the
                                 Maturity Date is more favorable to you, we will
                                 use that table. The portion of the Contract
                                 Value used to effect a Variable Annuity will be
                                 measured as of a date not more than 10 business
                                 days prior to the Maturity Date.

                                 Subsequent payments will be based on the investment performance of one or more
                                 Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity
                                 Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE            We guarantee that the dollar amount of each
GUARANTEE                        variable annuity payment will not be affected
                                 by changes in mortality and expense experience.

ANNUITY UNIT VALUE               The value of an Annuity Unit for each
                                 Sub-Account for any Valuation Period is
                                 determined as follows:

                                 (a)  The net investment factor for the
                                      Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding
                                      Valuation Period; and

                                 (b) The result is adjusted to compensate for the interest rate assumed in the tables used to determine the first Variable
                                      Annuity payment.

                                 The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation
                                 Period to the next.

FIXED ANNUITY PAYMENTS           The amount of each Fixed Annuity payment is
                                 determined by applying the portion of the
                                 Contract Value used to effect a Fixed Annuity
                                 measured as of a date not more than 10 business
                                 days prior to the Maturity Date (minus any
                                 applicable premium taxes) to the appropriate
                                 table(s) contained in the Contract. If the
                                 table in use by us on the Maturity Date is more
                                 favorable to the Owner, we will use that table.

                                 We guarantee the dollar amount of Fixed Annuity payments.

VENTURE.100.P08V00                                                        SAMPLE


                                       8.1

PART 9                           TRANSFERS
------                           ---------
TRANSFERS BEFORE MATURITY DATE   Before the Maturity Date, you may transfer
                                 amounts among Investment Accounts of the
                                 Contract. Amounts will be canceled from the
                                 Investment Accounts from which amounts are
                                 transferred and credited to the Investment
                                 Account to which amounts are transferred. We
                                 will effect such transfers so that the Contract
                                 Value on the date of transfer will not be
                                 affected by the transfer.

                                 We reserve the right to defer, modify or terminate the transfer privilege at any time that we are unable to purchase or redeem shares of the Trust Portfolios. Transfer charges and limitations are identified on the
                                 Specifications Page.

                                 Amounts may not be transferred from a fixed
                                 Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

                                 We reserve the right to restrict transfers to the fixed Investment Options if the effective annual rate of interest that would apply to the transfer is equal to the Minimum Guaranteed
                                 Interest Rate on Fixed Accounts shown on the Specifications Page.

TRANSFERS ON OR AFTER MATURITY   Once variable annuity payments have begun, you
DATE                             may transfer all or part of the investment upon
                                 which your variable annuity payments are based
                                 from one Sub-Account to another. To do this, we
                                 will convert the number of variable Annuity
                                 Units you hold in the Sub-Account from which
                                 you are transferring to a number of variable
                                 Annuity Units of the Sub-Account to which you
                                 are transferring so that the next annuity
                                 payment, if it were made at that time, would be
                                 the same amount that it would have been without
                                 the transfer. After the transfer, the variable
                                 annuity payments will reflect changes in the
                                 values of your new variable Annuity Units. You
                                 must give us notice at least 30 days before the
                                 due date of the first variable annuity payment
                                 to which the transfer will apply. Transfer
                                 charges and limitations are identified on the
                                 Specifications Page.

                                 After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity
                                 Option, or from a variable to a fixed Annuity
                                 Option.

VENTURE.100.P09V00                                                        SAMPLE


                                       9.1

PART 10                          WITHDRAWAL PROVISIONS
-------                          ---------------------
CONTRACT VALUE                   Your Contract Value is equal to the total of
                                 your Investment Account Values and, if
                                 applicable, any amount in the Loan Account
                                 attributable to the Contract.

PAYMENTS OF WITHDRAWALS          You may withdraw part or all of the Contract
                                 Value, less any Debt, at any time before the
                                 earlier of the death of an Owner or the
                                 Maturity Date, by sending us a written request.
                                 We will pay all withdrawals within seven days
                                 of receipt at the Annuity Service Office
                                 subject to postponement in certain
                                 circumstances, as specified below.

SUSPENSION OF PAYMENTS           We may defer the right of withdrawal from, or
                                 postpone the date of payments from, the
                                 variable Investment Accounts for any period
                                 when: (1) the New York Stock Exchange is closed
                                 (other than customary weekend and holiday
                                 closings); (2) trading on the New York Stock
                                 Exchange is restricted; (3) an emergency exists
                                 as a result of which disposal of securities
                                 held in the Variable Account is not reasonably
                                 practicable or it is not reasonably practicable
                                 to determine the value of the Variable
                                 Account's net assets; or (4) the Securities and
                                 Exchange Commission, by order, so permits for
                                 the protection of security holders; provided
                                 that applicable rules and regulations of the
                                 Securities and Exchange Commission shall govern
                                 as to whether the conditions described in (2)
                                 and (3) exist.

                                 We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 30 days or more, the amount deferred will earn interest at a rate not less than the Minimum Guaranteed Interest Rate on
                                 Fixed Accounts shown on the Specifications
                                 Page.

TOTAL WITHDRAWAL                 Upon receipt of your request to withdraw the
                                 entire Contract Value, we will terminate the
                                 Contract and pay you the Contract Value, less
                                 any applicable Debt, Withdrawal Charges and the
                                 Annual Fee.

PARTIAL  WITHDRAWAL              If you are withdrawing part of the Contract
                                 Value, you should specify the amount that
                                 should be withdrawn from each Investment Option
                                 of the Contract. If there are multiple
                                 Investment Accounts under a fixed Investment
                                 Option, the requested amount from that
                                 Investment Option must be withdrawn from those
                                 Investment Accounts on first-in-first-out
                                 basis. If you do not specify, the requested
                                 amount will be withdrawn in the following
                                 order:

                                 a)   Variable Investment Accounts, on a pro
                                      rata basis,

                                 b)   Fixed Investment Options beginning with
                                      the shortest guarantee period first and
                                      the longest guarantee period last.

                                 We will deduct the Withdrawal Charge, if applicable, from the Contract Value remaining after payment of the requested amount.

                                 Partial withdrawals will reduce the Minimum
                                 Death Benefit, as described on the
                                 Specifications Page.

VENTURE.100.P10V00                                                        SAMPLE


                                      10.1

WITHDRAWAL CHARGE                If a withdrawal is made from the Contract
                                 before the Maturity Date, a Withdrawal Charge
                                 (contingent deferred sales charge) may be
                                 assessed against Payments. The amount of the
                                 Withdrawal Charge and when it is assessed is
                                 discussed below:

                                 1. The Free Withdrawal Amount is defined on the Specifications Page.

                                      The Free Withdrawal Amount may be
                                      withdrawn free of a Withdrawal Charge.

                                      The Free Withdrawal Amount will be applied to your requested withdrawal in the following order:

                                      (a) withdrawals from the variable
                                          Investment Accounts,

                                      (b) withdrawals from the fixed Investment
                                          Options beginning with the shortest
                                          guarantee period first and the longest
                                          guarantee period last.

                                 2.   If a withdrawal is made for an amount
                                      greater than the Free Withdrawal Amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next
                                      Payment second, etc. until all Payments
                                      have been liquidated.

                                 3. Any Payments liquidated may be subject to a Withdrawal Charge based on the length of time the Payment has been in the Contract.
                                      The Withdrawal Charge is determined by
                                      multiplying the amount of the Payment
                                      being liquidated by the applicable
                                      Withdrawal Charge Percentage obtained from the table shown on the Specifications
                                      Page.

                                      The total Withdrawal Charge will be the
                                      sum of the Withdrawal Charges for the
                                      Payments being liquidated.

                                 4. The Withdrawal Charge is deducted from the Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge.

FREQUENCY AND AMOUNT OF          You may make as many partial withdrawals as you
PARTIAL WITHDRAWALS              wish. Limitations on the amount of partial
                                 withdrawals are set forth on the Specifications
                                 Page.

VENTURE.100.P10V00                                                        SAMPLE


                                      10.2

PART 11                          FEES AND DEDUCTIONS
-------                          -------------------
ASSET FEE                        To compensate us for assuming mortality and
                                 expense risks, and certain administration
                                 expenses, we deduct from each variable
                                 Investment Option a fee each Valuation Period
                                 at an annual rate set forth on the
                                 Specifications Page. A portion of this Asset
                                 Fee may also be used to reimburse us for
                                 distribution expenses. This fee is reflected in
                                 the Net Investment Factor used to determine the
                                 value of Accumulation Units and Annuity Units
                                 of the Contract.

ANNUAL FEE                       To compensate us for assuming certain
                                 administrative expenses, we charge an Annual
                                 Fee as set forth on the Specifications Page.
                                 Prior to the Maturity Date, the Annual Fee is
                                 deducted on each Contract Anniversary. It is
                                 withdrawn from each Investment Option in the
                                 same proportion that the value of the
                                 Investment Accounts of each Investment Option
                                 bears to the Contract Value. If the Contract
                                 Value is totally withdrawn on any date other
                                 than the Contract Anniversary, we will deduct
                                 the total amount of the Annual Fee from the
                                 amount paid. After the Maturity Date, the
                                 Annual Fee is deducted on a pro rata basis from
                                 each annuity payment.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

VENTURE.100.P11V00                                                        SAMPLE


                                      11.1

                                 LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS
PART 12                          ONLY)
-------                          --------------------------------------------
GENERAL                          This loan provision applies only to certain
                                 Qualified Contracts. All provisions and terms
                                 of a loan are included in the Qualified Plan
                                 Endorsement, if attached.

VENTURE.100.P12V00                                                        SAMPLE


                                      12.1

PART 13                          PAYMENT OF CONTRACT BENEFITS
-------                          ----------------------------
GENERAL                          Benefits payable under this Contract may be
                                 applied in accordance with one or more of the
                                 Annuity Options described below, subject to any
                                 restrictions of Internal Revenue Code section
                                 72(s). Once annuity payments commence, the
                                 Annuity Option may not be changed.

ALTERNATE ANNUITY OPTIONS        Instead of settlement in accordance with the
                                 Annuity Options described below, you may choose
                                 an alternate form of settlement acceptable to
                                 us. Once annuity payments commence, the form of
                                 settlement may not be changed.

DESCRIPTION OF ANNUITY OPTIONS   Option 1: Life Annuity

                                 a)   Life Non-Refund. We will make payments
                                      during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                                 b)   Life 10-Year Certain. We will make
                                      payments for 10 years and after that
                                      during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period.

                                 Option 2: Joint and Survivor Life Annuity

                                 The second Annuitant named shall be referred to as the Co-Annuitant.

                                 a)   Joint and Survivor Non-Refund. We will
                                      make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                                 b)   Joint and Survivor with 10-Year Certain.
                                      We will make payments for 10 years and
                                      after that during the joint lifetime of
                                      the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period.

VENTURE.100.T01V00                                                        SAMPLE


                                      13.1

TABLE OF ANNUITY PAYMENT RATES

ANNUITY PAYMENT RATES            The annuity payment rates on the attached
                                 tables show, for each $1,000 applied, the
                                 dollar amount of both: (a) the first monthly
                                 variable annuity payment based on the assumed
                                 interest rate of 3% per year; and (b) the
                                 monthly fixed annuity payment, when this
                                 payment is based on the minimum guaranteed
                                 interest rate of 3% per year. The annuity
                                 payment rates for payments made on a less
                                 frequent basis (quarterly, semiannual or
                                 annual) will be quoted by us upon request.

                                 The annuity payment rates are based on the 1983
                                 Table A projected at Scale G with interest at the rate of 3% per year, and assume births in the year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

                                 Calendar Year of Birth   Adjustment to Actual Age
                                 ----------------------   ------------------------
                                      1899 - 1905                    +6
                                      1906 - 1911                    +5
                                      1912 - 1918                    +4
                                      1919 - 1925                    +3
                                      1926 - 1932                    +2
                                      1933 - 1938                    +1
                                      1939 - 1945                     0
                                      1946 - 1951                    -1
                                      1952 - 1958                    -2
                                      1959 - 1965                    -3
                                      1966 - 1972                    -4
                                      1973 - 1979                    -5
                                      1980 - 1986                    -6
                                      1987 - 1993                    -7
                                         1994 +                      -8

                                 The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

VENTURE.100.T01V00                                                        SAMPLE


                                       T.1

                       AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

   Option 1(A):  Non-Refund     Option 1(B): 10-Year Certain
-----------------------------   ----------------------------
Adjusted Age                    Adjusted Age
of Annuitant    Male   Female   of Annuitant   Male   Female
------------   -----   ------   ------------   ----   ------
     55         4.27    3.86         55        4.22    3.84
     60         4.69    4.19         60        4.61    4.15
     65         5.25    4.61         65        5.10    4.55
     70         6.02    5.19         70        5.71    5.07
     75         7.01    5.99         75        6.42    5.73
     80         8.34    7.10         80        7.20    6.52
     85        10.13    8.64         85        7.97    7.37

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                               Age of Co-Annuitant

  Adjusted
Age of Male   10 Years   5 Years   Same   5 Years   10 Years
 Annuitant     Younger   Younger    Age    Older      Older
-----------   --------   -------   ----   -------   --------
55              3.25       3.39    3.55     3.72       3.87
60              3.41       3.60    3.81     4.02       4.21
65              3.62       3.87    4.14     4.41       4.67
70              3.89       4.21    4.57     4.95       5.29
75              4.24       4.67    5.17     5.67       6.11
80              4.71       5.30    5.97     6.63       7.19
85              5.35       6.15    7.05     7.92       8.60

Option 2(B): 10 Year Certain

                              Age of Co-Annuitant

Adjusted
Age of Male   10 Years   5 Years   Same   5 Years   10 Years
Annuitant      Younger   Younger    Age    Older      Older
-----------   --------   -------   ----   -------   --------
55              3.25       3.39    3.55     3.72      3.87
60              3.41       3.60    3.80     4.01      4.21
65              3.62       3.86    4.13     4.41      4.66
70              3.89       4.21    4.56     4.92      5.24
75              4.24       4.66    5.13     5.58      5.95
80              4.69       5.25    5.85     6.39      6.78
85              5.28       6.00    6.71     7.27      7.67

Monthly installments for ages not shown will be furnished on request.

VENTURE.100.T01V00                                                        SAMPLE


                                       T.2

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)              (JOHN HANCOCK(R) LOGO)
A STOCK COMPANY